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                                                                     EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                          400 CAPITOL MALL, SUITE 1700
                              SACRAMENTO, CA 95814
                               Tel: (916) 329-4700
                               Fax: (916) 441-3583

                                 February 2, 1999



Redding Bancorp
1951 Churn Creek Road
Redding, CA  96002


        Re: Registration Statement on Form S-8 -- 1998 Stock Option Plan


Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Redding Bancorp, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 540,000 shares of the Company's Common Stock issuable pursuant to the Company's 1998 Stock Option Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ Pillsbury Madison & Sutro LLP